Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated July 30, 2024, relating to the financial statements of Yoshiharu Global Co. for the years ended December 31, 2023 and 2022 and to all references to our firm included in this Registration Statement.

/s/ BCRG Group

BCRG Group (PCAOB ID 7158)

Irvine, CA

September 9, 2024